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                                                                   EXHIBIT 23(b)


                 [ADDISON, ROBERTS & LUDWIG, P.C. LETTERHEAD]





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the Incorporation by reference in this Registration Statement on Form S-3 of our report dated November 28, 1994, except for notes 11, 12 and 13 as to which the date is May 23, 1995 of the financial statements of Desert Hills Center for Youth and Families of New Mexico, Inc. (a wholly-owned subsidiary of Introspect HealthCare Corporation).


    /s/ ADDISON, ROBERTS & LUDWIG, P.C.



Tucson, Arizona
February 10, 1997